Controlled Source EM surveys
OHM
CONTRACT NO. OHM2006PN380

TABLE OF CONTENTS

SECTION I

FORM OF AGREEMENT

INCLUDING

APPENDIX 1.1

SECTION 1 - FORM OF AGREEMENT

This CONTRACT is made between the following parties:
OHM Limited, having its main office at The Technology Centre, Offshore Technology Park, Bridge of Don, Aberdeen AB23 8GD hereinafter called the "CONTRACTOR" and Park Place Energy Inc having its main or registered office at 1220, 666 Burrard St, Vancouver, B.C, V6C 2X8 "the COMPANY".

WHEREAS:

1) the COMPANY wishes that certain SERVICES shall be carried out, as described in the CONTRACT; and

2) the CONTRACTOR wishes to carry out the SERVICES in accordance with the terms of this CONTRACT.

NOW:

The parties hereby agree as follows:

1) in this CONTRACT all capitalised words and expressions shall have the meanings assigned to them in this FORM OF AGREEMENT or elsewhere in the CONTRACT.

2) the following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

1. Section I Form of Agreement including Appendix 1.1
2. Section II CRINE General Conditions of Contract for Offshore Services, Edition 1 - June 1997, ISBN 0 85293 187 5
3. Section III Special Conditions of Contract
4. Section IV Remuneration
5. Section V Scope of Services
6. Section VI Health, Safety and Environment

The Sections shall be read as one document, the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed, with the exception that the Special Conditions of Contract shall take precedence over the General Conditions of Contract.

3) In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the SERVICES and the COMPANY shall pay the CONTRACT PRICE.

4) The terms and conditions of the CONTRACT shall apply from the date specified in Appendix 1.1 to this Section I - Form of Agreement which date shall be the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

5) The duration of the CONTRACT shall be as set out in Appendix 1.1 to this Section I - Form of Agreement.

The authorised representatives of the parties have executed the CONTRACT in duplicate upon the dates indicated below:

For: Park Place Energy Inc	For: OHM LIMITED
(the COMPANY)	(the CONTRACTOR)
Name: David Stadnyk	Name: ANTHONY GREER
Title: President	Title: HEAD OF SALES AND MARKETING
Date: July 16/07	Date: JULY 20th 2007

APPENDIX 1.1 TO SECTION I - FORM OF AGREEMENT

1.0 Period of WORK

1.1 The EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT is the date of the signature by the COMPANY.

1.2 Not Applicable

1.3 The duration of the CONTRACT shall be approximately 3 months from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT

1.4 The CONTRACTOR shall perform the WORK in the period between 1st July 2007 and 30 October 2007

1.5 The maximum period of SUSPENSION for the purposes of Clause 13.8 of Section II General Conditions of Contract is 5 days.

1.6 The latest time for submission of invoices for the purposes of Clause 14.3 of Section II General Conditions of Contract shall be 90 days following the end of the duration of CONTRACT as defined in Clause 1.3 of this Appendix.

2.0 Communications and representatives

2.1 The CONTRACTOR'S REPRESENTATIVE is Jon Nicholls of OHM Ltd.

2.2 The COMPANY'S REPRESENTATIVE is David Stadnyk of Park Place Energy Inc

2.3 The addresses for the service of notices are:

(i)	COMPANY	per Form of Agreement
(ii)	CONTRACTOR	per Form of Agreement

3.0 Transportation

3.1 The COMPANY designated heliport and supply base will be [N/A] [or otherwise as agreed between the PARTIES.

4.0 Insurances

4.1 The CONTRACTOR will hold the following insurances in accordance with Clause 20.2 of Section II General Conditions of Contract:

Employers Liability Insurance in the amount £ 5,000,000 for any one occurrence or series of occurrences arising out of any one cause.
Public Liability Insurance in the amount £ 2,000,000 for any one occurrence or series of occurrences arising out of any one cause.
Adequate Employee Travel and Accident Insurance covering the CONTRACTORS own Employees.

4.2 The CONTRACTOR shall put in place such local geographically related cover as appropriate for the WORK. (An example of such cover would be increased war risk premium associated with operating in certain areas of the world).

5.0 Clauses to survive termination

5.1 In addition to the Sections and Clauses referenced in Clause 23.8 of Section II General Conditions of Contract, the rights and obligations of the parties included in the following Clauses shall remain in full force and effect in the event of termination:

6.0 Resolution of Disputes

6.1 For the purposes of Clause 28.1 (b) of Section II General Conditions of Contract, the persons nominated for the resolution of disputes other than the COMPANY REPRESENTATIVE or the CONTRACTOR REPRESENTATIVE are:

COMPANY: __________
CONTRACTOR: Jon Nicholls, Operations Manager

SECTION II
GENERAL CONDITIONS OF CONTRACT
TABLE OF CONTENTS

CRINE General Conditions of Contract for Offshore Services, Edition 1 - June 1997, ISBN 0 85293 187 5

General Conditions of Contract for

OFFSHORE SERVICES

CONTENTS

1. DEFINITIONS

The following definitions shall be used for the purpose of interpreting the CONTRACT. Further definitions not contained in this Clause shall apply to the Section in which they are stated and subsequent Sections.

1.1 "AFFILIATE" shall mean any subsidiary or holding company of any company or any other subsidiary of such holding company. For the purpose of this definition, "subsidiary" and "holding company" shall have the meaning assigned to it under Section 736, Companies Act, 1985, as amended by Section 144, Companies Act 1989.

1.2 "COMPANY GROUP" shall mean the COMPANY, its CO-VENTURERS, its and their respective AFFILIATES and its and their respective officers and employees (including agency personnel), but shall not include any member of the CONTRACTOR GROUP.

1.3 "COMPANY REPRESENTATIVE" shall mean that person referred to in Clause 3.

1.4 "CONTRACT" shall have the meaning described in Section I - Form of Agreement.

1.5 "CONTRACT PRICE" shall mean the price for the WORK calculated in accordance with Section IV - Remuneration, exclusive of Value Added Tax.

1.6 "CONTRACTOR GROUP" shall mean the CONTRACTOR, its SUBCONTRACTORS, its and their AFFILIATES, its and their respective officers and employees (including agency personnel) but shall not include any member of the COMPANY GROUP.

1.7 "CONTRACTOR REPRESENTATIVE" shall mean that person referred to in Clause 3.

1.8 "CO-VENTURERS" shall mean any co-venturers with the COMPANY from time to time having an interest in the exploration and production licence under which the WORK is being performed and the successors in interest of such CO-VENTURERS or the assignees of any interest of such CO-VENTURERS.

1.9 "SUBCONTRACT" shall mean any contract between the CONTRACTOR and any party (other than the COMPANY or any employees of the CONTRACTOR) for the performance of any part of the WORK.

1.10 "SUBCONTRACTOR" shall mean any party (other than the CONTRACTOR) to a SUBCONTRACT.

1.11 "TECHNICAL INFORMATION" shall mean all such information provided by or caused to be provided by the COMPANY pursuant to the CONTRACT.

1.12 "VARIATION" shall mean such instructions or adjustments as set out in Clause 11.

1.13 "WORK" shall mean all work that the CONTRACTOR is required to carry out in accordance with the provisions of the CONTRACT, including all services to be rendered in accordance with the CONTRACT.

1.14 "WORKSITE" shall mean the lands, waters and other places on, under, in or through which the WORK is to be performed including offshore installations, floating construction equipment, vessels (including the area covered by approved

anchor patterns), design offices, workshops and places where equipment, materials or supplies are being obtained, stored or used for the purposes of the CONTRACT.

1.15 In remuneration provisions a "DAY" shall mean an aggregated period of 24 hours based on the hourly timesheets recorded on board the VESSEL and copied to the COMPANY.

2. INTERPRETATION

2.1 All instructions, notices, agreements, authorisations, approvals and acknowledgements shall be in writing. All such documentation together with all correspondence and other documents shall be in the English language.

Nevertheless, if for any reason it is considered necessary by the COMPANY to give an instruction to the CONTRACTOR orally in the first instance, the CONTRACTOR shall comply with such instruction. Any such oral instruction shall be confirmed in writing as soon as is possible under the circumstances, provided that, if the CONTRACTOR confirms in writing any such oral instruction which is not contradicted in writing by the COMPANY without undue delay, it shall be deemed to be an instruction in writing by the COMPANY.

2.2 Any reference to statute, statutory provision or statutory instrument shall include any re-enactment or amendment thereof for the time being in force.

3. COMPANY AND CONTRACTOR REPRESENTATIVES

3.1 General

(a) The COMPANY REPRESENTATIVE and the CONTRACTOR REPRESENTATIVE are the persons named as such in Appendix 1.1 to Section I - Form of Agreement.

(b) Such representatives, or delegates appointed in accordance with the provisions of this Clause, shall be readily available to enable both the COMPANY and the CONTRACTOR to discharge their obligations under the CONTRACT.

(c) The COMPANY REPRESENTATIVE and any person authorised by him shall have access at all reasonable times to the WORKSITE and the CONTRACTOR shall afford every facility for and every assistance in obtaining the right of access.

3.2 COMPANY REPRESENTATIVE

(a) The COMPANY REPRESENTATIVE has the authority to commit the COMPANY in all matters under the CONTRACT and, subject to any delegation of such authority, shall be responsible for issuing to and receiving from the CONTRACTOR all notices, information, instructions and decisions.

(b) By notice to the CONTRACTOR, the COMPANY REPRESENTATIVE may at any time delegate any of his authority to any nominated deputy. Such notice shall define the precise authority of any such deputy and shall be sent to the CONTRACTOR REPRESENTATIVE.

(c) The COMPANY may change the COMPANY REPRESENTATIVE at any time and shall notify the CONTRACTOR of any change.

(d) Except as expressly stated in the CONTRACT, the COMPANY REPRESENTATIVE has no powers to amend the CONTRACT nor to relieve the CONTRACTOR from any of its obligations under the CONTRACT.

3.3 CONTRACTOR REPRESENTATIVE

(a) The CONTRACTOR REPRESENTATIVE has the authority to commit the CONTRACTOR to any course of action within the rights and obligations of the CONTRACTOR under the CONTRACT and, subject to any delegation of such authority, shall be responsible for issuing to and receiving from the COMPANY all notices, information, instructions and decisions.

(b) The CONTRACTOR REPRESENTATIVE may delegate any of his authority to any nominated deputy, the terms of such delegation being subject to the prior approval of the COMPANY which shall not be unreasonably withheld or delayed.

(c) The CONTRACTOR shall not change the CONTRACTOR REPRESENTATIVE without cause or any nominated deputy without the prior approval of the COMPANY which shall not unreasonably be withheld or delayed.

(d) The CONTRACTOR REPRESENTATIVE has no powers to amend the CONTRACT.

4. CONTRACTOR's GENERAL OBLIGATIONS

4.1 The CONTRACTOR shall provide all management, supervision, personnel, materials and equipment, (except materials and equipment specified to be provided by the COMPANY), plant, consumables, facilities and all other things whether of a temporary or permanent nature, so far as the necessity for providing the same is specified in or reasonably to be inferred from the CONTRACT.

4.2 The CONTRACTOR shall carry out all of its obligations under the CONTRACT and shall execute the WORK with all due care and diligence and with the skill to be expected of a reputable contractor experienced in the types of work to be carried out under the CONTRACT.

4.3 The CONTRACTOR shall take full responsibility for the adequacy, stability and safety of all its operations and methods necessary for the performance of the WORK and shall keep strictly to the provisions of Section VI - Health, Safety and Environment.

4.4 Except to the extent that it may be legally or physically impossible or create a hazard to safety the CONTRACTOR shall comply with and strictly adhere to the COMPANY's instructions and directions on all matters relating to the WORK.

4.5 Materials and equipment or parts thereof provided by the CONTRACTOR for which there is no detailed specification included in the CONTRACT shall be new, of good quality and workmanship and fit for the intended purpose where a purpose is defined in the CONTRACT or, where no such purpose is defined, fit for its ordinary purpose.

4.6 In order to ensure that performance and completion of the WORK are not delayed or impeded the CONTRACTOR shall be responsible for the timely provision of all matters referred to in Clause 4.1 and, where provided for elsewhere in the CONTRACT, for the timely request of COMPANY provided materials, services and facilities.

4.7 The COMPANY reserves the right to let other contracts associated with the WORK. The CONTRACTOR shall afford the COMPANY and other contractors of the COMPANY reasonable access and opportunity for the performance of their work or contracts and shall co-operate fully with such parties.

4.8 The CONTRACTOR shall be responsible for the programming of the WORK.

4.9 On completion of the WORK or any portion thereof, the CONTRACTOR shall without delay clear and remove all equipment and materials provided by the CONTRACTOR including debris, thereby leaving the WORKSITE in a clean, tidy and safe condition.

4.10 Surplus COMPANY material in the possession of the CONTRACTOR on completion of the WORK shall be disposed of by the CONTRACTOR in accordance with the instructions of the COMPANY REPRESENTATIVE.

5. OFFSHORE TRANSPORTATION

5.1 Each party will cover the costs associated with their routine and medi-vac transportation.

5.2 The costs of non-routine transportation requested by the CONTRACTOR may, at the sole option of the COMPANY be recovered from the CONTRACTOR.

6. CONTRACTOR TO INFORM ITSELF

6.1 The CONTRACTOR shall be deemed to have satisfied itself, before entering into the CONTRACT, as to the extent and nature of the WORK including but not limited to the services, personnel, materials and equipment, plant, consumables and facilities required for the WORK, the correctness and sufficiency of the rates and prices entered in Section IV - Remuneration, general and local conditions, and all other matters which could affect progress or performance of the WORK.

6.2 Any failure by the CONTRACTOR to take account of matters which affect the WORK will not relieve the CONTRACTOR from its obligations under the CONTRACT.

7. CONTRACTOR TO INFORM COMPANY

7.1 The CONTRACTOR shall notify the COMPANY without undue delay of all things which in the opinion of the CONTRACTOR appear to be deficiencies, omissions, contradictions or ambiguities in the CONTRACT or conflicts with applicable law. The COMPANY shall review these items and issue the necessary instructions before the CONTRACTOR proceeds with any part of the WORK affected. Subject to the provisions of Clause 11, the COMPANY shall issue a VARIATION if the CONTRACTOR can show that it has suffered delay and/or incurred additional cost as a result of any such instruction.

7.2 In addition to the requirements of Section VI - Health, Safety and Environment; the CONTRACTOR shall notify the COMPANY without delay of any accidents which occur in connection with the carrying out of the WORK. The CONTRACTOR shall also notify the COMPANY of any other incidents which occur which might affect the carrying out of the WORK or the CONTRACT.

7.3 The CONTRACTOR shall notify the COMPANY immediately of any proposed or actual stoppages of work, industrial disputes or other matters affecting or likely to affect the carrying out or completion of the WORK. When requested by the COMPANY the CONTRACTOR shall also supply to the COMPANY other information in connection with the WORK relating to industrial relations including but not limited to minimum rates of pay, allowances, amenities, working hours, periods of unpaid leave and overtime.

8. ASSIGNMENT AND SUBCONTRACTING

8.1 Assignment

(a) The COMPANY is entitled to assign the CONTRACT or any part of it or any benefit or interest in or under it to any CO-VENTURER or AFFILIATE of the COMPANY. In addition the COMPANY may make any such assignment to any other third party but only with the prior agreement of the CONTRACTOR which shall not unreasonably be withheld or delayed.

(b) The CONTRACTOR undertakes that, in the event of any assignment described above, it will execute without delay a formal assignment of interest in the CONTRACT to the relevant party, to be effective upon the written assumption by the assignee of all obligations of the COMPANY under the CONTRACT. '

(c) The CONTRACTOR shall assign neither the CONTRACT nor any part of it nor any benefit nor interest in or under it without the prior approval of the COMPANY which shall not unreasonably be withheld or delayed.

8.2 Subcontracting

(a) The CONTRACTOR shall not subcontract the whole of the WORK. The CONTRACTOR shall not subcontract any part of the WORK without the prior approval of the COMPANY which approval shall not unreasonably be withheld or delayed.

(b) Before entering into any SUBCONTRACT, whether provided for in the CONTRACT or not, the COMPANY shall be given an adequate opportunity to review the form of SUBCONTRACT, the choice of SUBCONTRACTOR, the part of the WORK included in the SUBCONTRACT and any other relevant details requested by the COMPANY.

Where the COMPANY will be required to reimburse to the CONTRACTOR the sum paid to the SUBCONTRACTOR, any procedure for award of such SUBCONTRACTS included in the CONTRACT shall be followed and the COMPANY shall be entitled to review all relevant aspects of the SUBCONTRACT.

(c) No SUBCONTRACT shall bind or purport to bind the COMPANY or the CO-VENTURERS. Nevertheless the CONTRACTOR shall ensure that any SUBCONTRACTOR shall be bound by and observe the provisions of the CONTRACT in so far as they apply to the SUBCONTRACT.

Each SUBCONTRACT shall expressly provide for the CONTRACTOR's unconditional right of assignment of the SUBCONTRACT to the COMPANY in the event that the COMPANY terminates the CONTRACT or the WORK.

(d) The CONTRACTOR shall be responsible for all work, acts, omissions and defaults of any SUBCONTRACTOR as fully as if they were work, acts, omissions or defaults of the CONTRACTOR.

9. CONTRACTOR PERSONNEL

9.1 The CONTRACTOR undertakes to provide sufficient personnel at all times to ensure performance and completion of the WORK in accordance with the provisions of the CONTRACT.

9.2 All personnel employed on the WORK shall, for the work which they are required to perform, be competent, properly qualified, skilled and experienced in accordance with good industry practice. The CONTRACTOR shall verify all relevant qualifications of such personnel.

9.3 Where key personnel of the CONTRACTOR are specified in the CONTRACT they shall not be replaced without the prior approval of the COMPANY. Any replacement shall work with the person to be replaced for a reasonable handover period.

9.4 The CONTRACTOR shall ensure that such key personnel and supervisory personnel of the CONTRACTOR and SUBCONTRACTORS shall read, write and speak fluent English.

9.5 The CONTRACTOR shall make its own arrangements for the engagement of personnel, local or otherwise, and, save in so far as the CONTRACT otherwise provides, for their payment and onshore transport, housing, maintenance and board and lodging.

9.6 The CONTRACTOR shall be as responsible for any WORK performed by any agency personnel and by any other person provided by the CONTRACTOR in connection with the WORK as if the WORK was performed by the employees of the CONTRACTOR.

9.7 The CONTRACTOR shall ensure that all employees of the CONTRACTOR and any SUBCONTRACTOR engaged in the performance of the WORK comply with applicable laws including immigration laws and where required are in possession of a valid work permit for the duration of the CONTRACT. When requested details of such work permits shall be submitted to the COMPANY prior to the employee being engaged in the WORK.

9.8 The COMPANY may instruct the CONTRACTOR to remove from the WORKSITE any person engaged in any part of the WORK who in the reasonable opinion of the COMPANY is either:

(a) incompetent or negligent in the performance of their duties; or

(b) engaged in activities which are contrary or detrimental to the interests of the COMPANY; or

(c) not conforming with relevant safety procedures described in Section VI - Health, Safety and Environment or persists in any conduct likely to be prejudicial to safety, health or the environment.

Any such person shall be removed forthwith from the WORKSITE. Any person removed for any of the above reasons shall not be engaged again in the WORK or on any other work of the COMPANY without the prior approval of the COMPANY.

The CONTRACTOR shall provide a suitable replacement for any such person within 24 hours or such longer time as may be agreed by the COMPANY.

10. EXAMINATION AND DEFECTIVE PERFORMANCE

10.1 Examination

In order to confirm that the requirements of the CONTRACT are met the COMPANY shall have the right but not the obligation, at all times during the performance of the WORK to examine the WORK, and all documentation relating thereto, and to reject any item which does not comply with all the requirements of the CONTRACT.

Neither failure on the part of the COMPANY or others to inspect the WORK or witness or test or to discover defects nor failure to reject work performed by the CONTRACTOR which is not in accordance

with the CONTRACT shall relieve the CONTRACTOR from any liability or obligation under the CONTRACT.

10.2 Defective Performance

Where the COMPANY has found the WORK or part thereof or any rework not to have been performed in accordance with the CONTRACT, the COMPANY shall detail in writing the specific nature of the defect and the Clause and Section of the CONTRACT that contains the obligation that the CONTRACTOR has failed to meet. Upon receipt of such notification the CONTRACTOR shall immediately take all action necessary to correct such defective WORK in accordance with the CONTRACT.

11. VARIATIONS

11.1 The COMPANY has the right to issue instructions to the CONTRACTOR at any time to make any variations to the WORK which are within the capability and resources of the CONTRACTOR. The CONTRACTOR shall proceed immediately as instructed.

11.2 Any adjustment to the CONTRACT PRICE resulting from any variation shall be valued at the appropriate rates and prices included in the CONTRACT or, in the absence of any appropriate rates and prices, a fair valuation shall be made.

12. FORCE MAJEURE

12.1 Neither the COMPANY nor the CONTRACTOR shall be responsible for any failure to fulfil any term or condition of the CONTRACT if and to the extent that fulfilment has been delayed or temporarily prevented by a force majeure occurrence, as hereunder defined, which has been notified in accordance with this Clause and which is beyond the control and without the fault or negligence of the party affected and which, by the exercise of reasonable diligence, the said party is unable to provide against.

12.2 For the purposes of this CONTRACT only the following occurrences shall be force majeure.

(a) Riot, war, invasion, act of foreign enemies, hostilities (whether war be declared or not), acts of terrorism, civil war, rebellion, revolution, insurrection of military or usurped power;

(b) Ionising radiations or contamination by radio-activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel or radio-active, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof;

(c) Pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

(d) Earthquake, flood, fire, explosion and/or other natural physical disaster, but excluding weather conditions as such, regardless of severity;

(e) Strikes at a national or regional level or industrial disputes at a national or regional level, or strikes or industrial disputes by labour not employed by the affected party its subcontractors or its suppliers and which affect a substantial or essential portion of the WORK;

(f) Maritime or aviation disasters;

(g) Changes to any general or local Statute, Ordinance, Decree, or other Law, or any regulation or bye-law of any local or other duly constituted authority or the introduction of any such Statute, Ordinance, Decree, Law, regulation or bye-law.

12.3 In the event of a force majeure occurrence, the party that is or may be delayed in performing the CONTRACT shall notify the other party without delay giving the full particulars thereof and shall use all reasonable endeavours to remedy the situation without delay.

12.4 Save as otherwise expressly provided in the CONTRACT, no payments of whatever nature shall be made in respect of a force majeure occurrence.

12.5 Following notification of a force majeure occurrence in accordance with Clause 12.3, the COMPANY and the CONTRACTOR shall meet without delay with a view to agreeing a mutually acceptable course of action to minimise any effects of such occurrence.

13. SUSPENSION

13.1 The COMPANY shall have the right, by notice to the CONTRACTOR, to suspend the WORK or any part thereof to the extent detailed in the notice, for any of the following reasons;

(a) subject only to Clause 13.3, in the event of some default on the part of the CONTRACTOR; or

(b) in the event that suspension is necessary for the proper execution or safety of the WORK, or persons or;

(c) to suit the convenience of the COMPANY.

13.2 Upon receipt of any such notice, the CONTRACTOR shall, unless instructed otherwise ;

(a) discontinue the WORK or the part of the WORK detailed in the notice, on the date and to the extent specified, and

(b) properly protect and secure the WORK as required by the COMPANY.

13.3 In the event of default on the part of the CONTRACTOR and before the issue by the COMPANY of a notice to suspend the WORK or any part thereof the COMPANY shall give notice of default to the CONTRACTOR giving details of such default. If the CONTRACTOR, upon receipt of such notice, does not commence and thereafter continuously proceed with action satisfactory to the COMPANY to remedy such
default the COMPANY may issue a notice of suspension in accordance with the provisions of Clause 13.1.

13.4 Unless the suspension arises as a result of default on the part of the CONTRACTOR, the CONTRACTOR shall be reimbursed in accordance with the provisions of Section IV - Remuneration or, in the absence of such provisions, in accordance with Clause 11.

13.5 If suspension results from default on the part of the CONTRACTOR, any additional costs incurred by the COMPANY as a result shall be recoverable by the COMPANY from the CONTRACTOR.

13.6 The COMPANY may, by further notice, instruct the CONTRACTOR to resume the WORK to the extent specified.

13.7 In the event of any suspension, the COMPANY and the CONTRACTOR shall meet at not more than 7 day intervals with a view to agreeing a mutually acceptable course of action during the suspension.

13.8 If the period of any suspension not arising as a result of default on the part of the CONTRACTOR exceeds the period stated in Appendix 1.1 to Section I - Form of Agreement the CONTRACTOR may

serve a notice on the COMPANY requiring permission within 14 days from the receipt of such notice to proceed with the WORK or that part thereof subject to suspension. If within the said 14 days the COMPANY does not grant such permission the CONTRACTOR, by a further notice, may (but is not bound to) elect to treat the suspension as either:

(a) where it affects part only of the WORK, an omission of such part under the Clause 11; or

(b) where it affects the whole of the WORK, termination in accordance with Clause 23.1 (a).

14. TERMS OF PAYMENT

14.1 For the performance and completion of the WORK, the COMPANY shall pay or cause to be paid to the CONTRACTOR the amounts provided in Section IV - Remuneration at the times and in the manner specified in Section IV - Remuneration and in this Clause.

14.2 Except where it is expressly provided that the COMPANY shall carry out an obligation under the CONTRACT at its own cost, all things to be supplied or performed by the CONTRACTOR under the CONTRACT shall be deemed to be included in the rates and prices included in Section IV - Remuneration. Without limitation all obligations of the CONTRACTOR pursuant to the provision of Clause 10 shall be performed by the CONTRACTOR at its sole cost and expense.

14.3 The CONTRACTOR shall submit to the COMPANY an invoice within thirty (30) days of the end of each calendar month.

The CONTRACTOR shall not be entitled to receive any payment on any invoice received by the COMPANY after the time specified in Appendix 1.1 as the latest time for receipt of invoices. Nevertheless the COMPANY may, at its sole discretion, make payment against any such invoice.

14.4 To the extent that payments to be made under the CONTRACT attract Value Added Tax, the proper amount of such tax shall be shown as a separate item on the invoice. Value Added Tax shall be added to the CONTRACT PRICE as appropriate.

14.5 Each invoice shall show separately the individual amounts under each of the headings in Section IV - Remuneration, and shall quote the COMPANY Contract Reference Number, Title and such other details as may be specified in the CONTRACT.

Each invoice shall be forwarded to the address specified in the CONTRACT.

14.6 Within thirty (30) days from receipt of a correctly prepared and adequately supported invoice by the COMPANY at the address specified in Clause 14.5, the COMPANY shall authorise payment in respect of such invoices as follows:

(a) for payments in Sterling the COMPANY shall make payment of the due amount into the bank account of the CONTRACTOR specified in the CONTRACT or otherwise notified by the CONTRACTOR, using the Banker's Automated Clearing System;

(b) for payments in foreign currencies the COMPANY shall make payment of the due amount in the appropriate currency into the bank account of the CONTRACTOR specified in the CONTRACT or otherwise notified by the CONTRACTOR.

14.7 If the COMPANY disputes any items on any invoice in whole or in part or if the invoice is prepared or submitted incorrectly in any respect, the COMPANY shall notify the CONTRACTOR of the reasons and request the CONTRACTOR to issue a credit note for the unaccepted part or whole of

the invoice as applicable. Upon receipt of such credit note the COMPANY shall be obliged to pay the undisputed part of a disputed invoice.

If any other dispute connected with the CONTRACT exists between the parties the COMPANY may withhold from any money which becomes payable under the CONTRACT the amount which is the subject of the dispute. The COMPANY shall not be entitled to withhold monies due to the CONTRACTOR under any other contracts with the COMPANY as set off against disputes under the CONTRACT, nor shall it be entitled to withhold monies due under the CONTRACT as set off against disputes under any other contract.

On settlement of any dispute the CONTRACTOR shall submit an invoice for sums due and the COMPANY shall make the appropriate payment in accordance with the provisions of Clause 14.6.

14.8 Neither the presentation nor payment nor non-payment of an individual invoice shall constitute a settlement of a dispute, an accord and satisfaction, a remedy of account stated, or otherwise waive or affect the rights of the parties hereunder.

In particular the COMPANY may correct or modify any sum previously paid in any or all of the following circumstances:

(a) any such sum was incorrect;

(b) any such sum was not properly payable to the CONTRACTOR;

(c) any work in respect of which payment has been made and which does not comply with the terms of the CONTRACT.

14.9 If the COMPANY at any time incurs costs which, under the provisions of the CONTRACT, the COMPANY is entitled to recover from the CONTRACTOR, the COMPANY may invoice the CONTRACTOR for such costs, provided always that the COMPANY may deduct the amount of such costs from any amount due, or that may become due to the CONTRACTOR under the CONTRACT.

The CONTRACTOR shall pay the COMPANY within 30 days of receipt of invoice any sums outstanding after such deduction.

14.10 For the purposes of Clause 14.9, and elsewhere in the CONTRACT, wherever a party to the CONTRACT is entitled to recover from another party, any costs incurred then the amount of such costs shall be the amount of all claims, loss, damages, charges, disbursements, costs (including amounts paid to third parties), overheads and expenses directly resulting from the matter in question, but no element of profit.

15. TAXES AND TAX EXEMPTION CERTIFICATES

15.1 The CONTRACTOR shall in accordance with the provision of Clause 18, except as may otherwise be provided in Section IV - Remuneration, be responsible for:

(a) the payment of all taxes, duties, levies, charges and contributions (and any interest or penalties thereon) for which the CONTRACTOR is liable as imposed by any appropriate government authority whether of the United Kingdom or elsewhere, whether or not they are calculated by reference to the wages, salaries, benefits or expenses and other remuneration paid directly or indirectly to persons engaged or employed by the CONTRACTOR; and

(b) the payment of all taxes, duties, levies, charges and contributions (and any interest or penalties thereon) including but not limited to income, profits, corporation taxes and taxes on capital gains, turnover and added value taxes for which the CONTRACTOR is liable, whether arising in the U.K., its territorial waters, its continental shelf or elsewhere, now or hereafter levied or

imposed by any appropriate government authority whether of the United Kingdom or elsewhere, arising from this CONTRACT; and

(c) compliance with all statutory obligations to make deductions on account of and remit the required amounts to any appropriate government authority whether of the United Kingdom or elsewhere, including, but not limited to income tax, PAYE, national insurance, employee taxes, charges, social security costs, levies and contributions whether or not they are measured by the wages, salaries or other remuneration or benefits paid to persons employed by the CONTRACTOR, or persons providing services in connection with the CONTRACT to the CONTRACTOR, and the imposition of a similar obligation upon any SUBCONTRACTOR or any other person employed by them or providing services to them in connection with the CONTRACT; and

(d) ensuring that any SUBCONTRACTOR or any other person employed, or providing services on or in connection with the CONTRACT shall comply with this Clause.

15.2 The CONTRACTOR shall supply to the COMPANY all such information, in connection with activities under the CONTRACT, as is necessary to enable the COMPANY to comply with the lawful demands for such information by any appropriate government authority whether of the United Kingdom or elsewhere.

15.3 Where the CONTRACTOR, any SUBCONTRACTOR or any other person employed by them, or providing services to them on or in connection with the CONTRACT, is or may become liable for tax as a result of the operation of Section 38 Finance Act 1973 and/or Section 830 Income and Corporation Taxes Act 1988 and/or Section 276 Taxation of Chargeable Gains Act 1992, and if such a person, within forty five (45) days of the EFFECTIVE DATE OF COMMENCEMENT of the CONTRACT, is not able to exhibit to the reasonable satisfaction of the COMPANY that the person is "resident" for tax purposes within the U.K., the CONTRACTOR shall, where the WORK or any part thereof is to be performed within the U.K. and/or within a "designated area", obtain for itself and procure that any such SUBCONTRACTOR or other person employed by them, or providing services to them on or in connection with the CONTRACT obtains a U.K. Inland Revenue Certificate of Exemption in favour of the COMPANY in accordance with the provisions of paragraph 7 of Schedule 15 Finance Act 1973 and any statutory amendment thereto. The CONTRACTOR shall immediately upon receipt thereof, forward such certificate to the COMPANY or where such certificate is refused, the CONTRACTOR shall upon being so informed, immediately notify the COMPANY of such refusal.

If such Certificate of Exemption is not obtained within forty five (45) days of the EFFECTIVE DATE OF COMMENCEMENT of the CONTRACT, or having been obtained is subsequently withdrawn, the COMPANY shall have the right to make deductions from any amounts due to the CONTRACTOR up to the maximum estimated potential tax liability arising to the person or persons whose certificate of exemption has not been obtained or has been withdrawn, as reasonably computed by the COMPANY, arising out of the CONTRACT.

In the event that any such deductions are made by the COMPANY, these shall be paid to the CONTRACTOR on the receipt by the COMPANY of satisfactory evidence that the CONTRACTOR, SUBCONTRACTOR or other person employed by them or providing services to them on or in connection with the CONTRACT has paid all taxes arising out of the CONTRACT and the Board of Inland Revenue will not be serving a notice on the COMPANY under paragraph 4 of Schedule 15 Finance Act 1973.

"designated area" shall for the purpose of this Clause bear the same meaning as that given in Section 38 Finance Act 1973 and/or Section 830 Income and Corporation Taxes Act 1988 and/or Section 276 Taxation of Chargeable Gains Act 1992.

"resident" shall for the purpose of this Clause mean that the company or person is regarded by the Inland Revenue as U.K. resident.

15.4 Where any of the WORK involves the performance of construction activities specified in Section 567 (2) Income and Corporation Taxes Act 1988 and such activities are to be performed within the territorial limits of the U.K., the CONTRACTOR shall obtain for itself a U.K. Inland Revenue Certificate of Exemption in accordance with part XIII Chapter IV Income and Corporation Taxes Act 1988. The CONTRACTOR shall immediately upon receipt thereof, forward such exemption certificate to the COMPANY or shall notify the COMPANY that such exemption certificate has been refused or cancelled.

The COMPANY will, until receipt of such exemption certificate or subsequent to notification by the CONTRACTOR of refusal by the UK Inland Revenue to issue the said exemption certificate or subsequent to notification by the CONTRACTOR of the cancellation of the said exemption certificate, deduct tax at the rate applicable for the labour elements of any payments due to the CONTRACTOR in respect of such construction activities.

The CONTRACTOR shall notify the COMPANY immediately of any change to, or cancellation or renewal of, any such exemption certificate..

15.5 The CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY against all levies, charges, contributions and taxes of the type referred to in this Clause and any interest or penalty thereon which may be assessed, by any appropriate government authority whether of the United Kingdom or elsewhere, on the CONTRACTOR in connection with the CONTRACT and from all reasonable costs incurred in connection therewith.

15.6 If the COMPANY receives a notice requiring it to pay any levies, charges, contributions or taxes of the types referred to in this Clause and/or any interest or penalty thereon whether with respect to the CONTRACTOR, any SUBCONTRACTOR or any other person employed by them or providing any services to them on or in connection with the CONTRACT, the COMPANY shall forthwith notify the CONTRACTOR who shall work with the COMPANY to make all reasonable endeavours to make any valid appeal against such payment. In the event that the COMPANY is ultimately required to make such payment, the COMPANY may recover from the CONTRACTOR any such sums and all reasonable costs incurred in connection therewith and the CONTRACTOR shall within fourteen (14) days of receiving written notice from the COMPANY pay to the COMPANY any such sum or the COMPANY shall be entitled to deduct such sums from any monies due, or which may become due, to the CONTRACTOR.

15.7 The COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR against all levies, charges, contributions and taxes of the type referred to in this Clause and any interest or penalty thereon which may be assessed, by any appropriate government authority whether of the United Kingdom or elsewhere, on the COMPANY in connection with the CONTRACT and from all costs incurred in connection therewith, other than those taxes and other matters referred to above which the provisions of this Clause allow the COMPANY to recover from the CONTRACTOR.

16. OWNERSHIP

16.1 The COMPANY shall retain title to COMPANY provided items and information, including but not limited to, TECHNICAL INFORMATION and materials and equipment.

16.2 All equipment, materials and supplies provided by the CONTRACTOR for incorporation into the WORK shall become and be clearly identified as the property of the COMPANY upon delivery to the WORKSITE or payment by the COMPANY whichever is the earlier.

The CONTRACTOR shall ensure that all CONTRACTOR provided items are free from all liens and/or retention of title claims from any third party.

16.3 Title in any equipment, materials and supplies provided by the CONTRACTOR which do not comply with the requirements of the CONTRACT and which are rejected by the COMPANY, shall re-vest immediately in the CONTRACTOR.

Title in such items provided by the CONTRACTOR for which no payment has been made by the COMPANY and which are no longer required for the purposes of the CONTRACT, shall re-vest in the CONTRACTOR.

17. PATENTS AND OTHER PROPRIETARY RIGHTS

17.1 Neither the COMPANY nor the CONTRACTOR shall have the right of use other than for the purposes of the CONTRACT, whether directly or indirectly, of any patent, copyright, proprietary right or confidential know how, trademark or process provided by the other party.

17.2 Where any potential patent or registrable right in any country in the world results from developments by the CONTRACTOR which are based wholly on data, equipment, processes, substances and the like in the possession of the CONTRACTOR at the EFFECTIVE DATE *OF* COMMENCEMENT OF THE CONTRACT, such rights shall vest in the CONTRACTOR.

17.3 Except as provided in Clause 17.2, the COMPANY reserves the sole right to seek patents or registrable rights in any country in the world on any item or idea arising out of or invented during the term of the CONTRACT as a direct result of the WORK. The CONTRACTOR agrees to notify the COMPANY promptly of any potentially patentable or other registrable ideas conceived during the term of or as a direct result of working under the CONTRACT. The CONTRACTOR agrees to provide co-operation in all efforts by the COMPANY to obtain such patents or other registrable rights, and will be reimbursed, by means of a VARIATION, a reasonable charge for the extra time and expense required. The COMPANY agrees to grant the CONTRACTOR a royalty free licence either to use any patents or other registrable rights developed as a result of the CONTRACT or to permit a SUBCONTRACTOR to manufacture or otherwise use the patents or other registrable rights for the ultimate use only of the CONTRACTOR.

In the event that a patent is obtained as a result of work carried out by a SUBCONTRACTOR then the rights of the CONTRACTOR described in this Clause shall be extended to that SUBCONTRACTOR

17.4 Notwithstanding the provision of Clause 17.3, the COMPANY may at its sole discretion, give the CONTRACTOR a written release in respect of any such item or idea. The CONTRACTOR agrees to grant the COMPANY a royalty free irrevocable worldwide licence to use any patent or other registrable right obtained by the CONTRACTOR as a consequence thereof on any such item or idea.

17.5 The CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from all claims, losses, damages, costs (including legal costs), expenses, and liabilities of every kind and nature for, or arising out of, any alleged infringement or infringement of any patent or proprietary or protected right, arising out of or in connection with the performance of the obligations of the CONTRACTOR under the CONTRACT except where such infringement necessarily arises from the TECHNICAL INFORMATION and/or COMPANY's instructions. However, the CONTRACTOR shall use its reasonable endeavours to identify any infringement in the TECHNICAL INFORMATION and COMPANY's instructions of any patent or proprietary or protected right, and should the CONTRACTOR become aware of such infringement or possible infringement then the CONTRACTOR shall inform the COMPANY immediately.

17.6 The COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from all claims, losses, damages, costs (including legal costs), expenses, and liabilities of every kind and nature for, or arising out of, any alleged infringement of any patent or proprietary or protected right arising out of or in connection with the performance of the obligations of the COMPANY under the CONTRACT or the use by the CONTRACTOR of TECHNICAL INFORMATION or materials or equipment supplied by the COMPANY.

18. LAWS AND REGULATIONS

18.1 The CONTRACTOR shall comply with all applicable laws, rules and regulations of any governmental or regulatory body having jurisdiction over the WORK and/or the WORKSITE.

18.2 The CONTRACTOR shall obtain all licences, permits, temporary permits and authorisations required by the applicable laws, rules and regulations for the performance of the WORK, save to the extent that the same can only be legally obtained by the COMPANY.

18.3 Should changes in any applicable laws, rules and regulations made after the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT, result in increases in the cost to the CONTRACTOR of performing the WORK, the CONTRACTOR shall only be entitled to an adjustment in the CONTRACT PRICE to the extent described in Section IV - Remuneration, or where, at its sole discretion, the COMPANY may consider such to be appropriate.

19. INDEMNITIES

19.1 The CONTRACTOR shall be responsible for and shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

(a) loss of or damage to property of the CONTRACTOR GROUP whether owned, hired, leased or otherwise provided by the CONTRACTOR GROUP arising from or relating to the performance of the CONTRACT;

(b) personal injury including death or disease to any person employed by the CONTRACTOR GROUP arising from or relating to the performance of the CONTRACT;

(c) subject to Clause 19.3, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP. For the purposes of this Clause "third party" shall mean any party which is not a member of the COMPANY GROUP or CONTRACTOR GROUP.

19.2 The COMPANY shall be responsible for and shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against any claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

(a) loss of or damage to property of the COMPANY GROUP arising from or related to the performance of the CONTRACT located at the WORKSITE;

(b) personal injury including death or disease to any person employed by the COMPANY GROUP arising from or relating to the performance of the CONTRACT;

(c) subject to Clause 19.4, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the COMPANY GROUP. For

the purposes of this Clause "third party" shall mean any party which is not a member of the CONTRACTOR GROUP or COMPANY GROUP.

19.3 Except as provided by Clause 19.1(a), Clause 19.1 (b) and Clause 19.4 the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against any claim of whatsoever nature arising from pollution emanating from the reservoir of the COMPANY GROUP or from the property of the COMPANY GROUP arising from or related to the performance of the CONTRACT.

19.4 Except as provided by Clause 19.2(a) and Clause 19.2(b) the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against any claim of whatsoever nature arising from pollution occurring on the premises of the CONTRACTOR GROUP or emanating from the property and equipment of the CONTRACTOR GROUP (including but not limited to marine vessels) arising from or relating to the performance of the CONTRACT.

19.5 All exclusions and indemnities given under this Clause (save for those under Clauses. 19.1(c) and 19.2(c)) and Clause 21 shall apply irrespective of cause and notwithstanding the negligence or breach of duty (whether statutory or otherwise) of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract or otherwise at law.

19.6 If either party becomes aware of any incident likely to give rise to a claim under the above indemnities, they shall notify the other and both parties shall co-operate fully in investigating the incident.

20 INSURANCE BY CONTRACTOR

20.1 The CONTRACTOR shall arrange as a minimum the insurances set out in this Clause and ensure that they are in full force and effect throughout the life of the CONTRACT. All such insurances shall be placed with reputable and substantial insurers, satisfactory to the COMPANY, and shall for all insurances (including insurances provided by SUBCONTRACTORS) other than Employers Liability Insurance /Workmen's Compensation to the extent of the liabilities assumed by the CONTRACTOR under the CONTRACT, include the COMPANY, CO-VENTURERS and its and their respective AFFILIATES as additional assureds and, shall be endorsed to provide that underwriters waive any rights of recourse, including in particular subrogation rights against the COMPANY, CO-VENTURERS and its and their respective AFFILIATES in relation to the CONTRACT. Such insurances shall also where possible, provide that the COMPANY shall be given not less than 30 days notice of cancellation of or material change to cover. The provisions of this Clause 20 shall in no way limit the liability of the CONTRACTOR under the CONTRACT.

20.2 The insurances required to be effected under Clause 20.1 shall be as follows (to the extent that they are relevant to the WORK):

(a) Employers Liability (Compulsory Insurance) Act 1969.

(b) General Third Party Liability insurance for any incident or series of incidents covering the operations of the CONTRACTOR in the performance of the CONTRACT, in an amount not less than that set out in Appendix, 1.1 to Section I - Form of Agreement;

(c) such further insurances (if any) as set out in Appendix 1.1 to Section I - Form of Agreement

20.3 The CONTRACTOR shall supply the COMPANY with evidence of such insurance on demand.

20.4 The CONTRACTOR shall procure that SUBCONTRACTORS are insured to appropriate levels as may be relevant to their work.

21. CONSEQUENTIAL LOSS

For the purposes of this Clause 21 the expression "Consequential Loss" shall mean indirect losses and/or loss of production, loss of product, loss of use and loss of revenue, profit or anticipated profit.

Notwithstanding any provisions contrary elsewhere in the CONTRACT and except to the extent of any agreed liquidated damages or any termination fees provided for in the CONTRACT, the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from the COMPANY GROUP's own Consequential Loss and the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from the CONTRACTOR GROUP's own Consequential Loss.

22. CONFIDENTIALITY

22.1 The CONTRACTOR shall at no time without the prior agreement of the COMPANY either:

(a) make any publicity releases or announcements concerning the subject matter of the CONTRACT; or

(b) except as may be necessary to enable the CONTRACTOR to perform its obligations under the CONTRACT, use, reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to use, peruse or copy any information including but not limited to drawings, data, and computer software which:

(i) is provided to the CONTRACTOR by or on behalf of the COMPANY, the CO-VENTURERS or its or their AFFILIATES in or in relation to the CONTRACT; or

(ii) vest in the COMPANY in accordance with the CONTRACT; or

(iii) the CONTRACTOR prepares in connection with the WORK.

22.2 The provisions of Clause 22.1 shall not apply to information which:

(a) is part of the public domain; or

(b) was in the possession of the CONTRACTOR prior to award of the CONTRACT and which was not subject to any obligation of confidentiality owed to the COMPANY; or

(c) was received from a third party whose possession is lawful and who is under no obligation not to disclose; or

(d) is required to be disclosed in order to comply with the requirements of any law, rule or regulation of any governmental or regulatory body having jurisdiction over the WORK or the CONTRACTOR, or of any relevant stock exchange; or

22.3 The CONTRACTOR shall ensure that the provisions of this Clause are incorporated in any SUBCONTRACT and that the officers, employees and agents of the CONTRACTOR and of the SUBCONTRACTORS comply with the same.

22.4 All information provided by the CONTRACTOR which the CONTRACTOR wishes to remain confidential shall be clearly marked as being confidential. The COMPANY shall nevertheless be entitled to use and disclose any such confidential information to third parties to the extent necessary for the execution and maintenance of the project and/or structure and/or facility in connection with which the WORK is to be performed and in relation to any statutory or other legal requirement.

With the above exceptions the COMPANY will take all reasonable measures to protect the confidentiality of such information.

23. TERMINATION

23.1 The COMPANY shall have the right by giving notice to terminate all or any part of the WORK or the CONTRACT at such time or times as the COMPANY may consider necessary for any or all of the following reasons:

(a) to suit the convenience of the COMPANY;

(b) subject only to Clause 23.2 in the event of any default on the part of the CONTRACTOR;

(c) in the event of the CONTRACTOR becoming bankrupt or making a composition or arrangement with its creditors or a winding-up order of the CONTRACTOR being made or (except for the purposes of amalgamation or reconstruction) a resolution for its voluntary winding-up passed or a provisional Liquidator, Receiver, Administrator or Manager of its business or undertaking appointed or presenting a petition or having a petition presented applying for an administration order to be made pursuant to Section 9 Insolvency Act 1986, or possession being taken by or on behalf of the holders of any debenture secured by a Floating Charge of any property comprised in or subject to the Floating Charge, or any equivalent act or thing should be done or suffered under any applicable law.

23.2 In the event of default on the part of the CONTRACTOR and before the issue by the COMPANY of an order of termination of all or any part of the WORK or the CONTRACT, the COMPANY shall give notice of default to the CONTRACTOR giving the details of such default. If the CONTRACTOR upon receipt of such notice does not commence and thereafter continuously proceed with action satisfactory to the COMPANY to remedy such default the COMPANY may issue a notice of termination in accordance with the provisions of Clause 23.1.

23.3 In the event of the COMPANY giving the CONTRACTOR notice of termination of all or any part of the WORK or the CONTRACT, such notice shall become effective on the date specified therein (or in the absence of any specified date at the date of receipt of the notice) whereupon the CONTRACTOR shall immediately:

(a) cease performance of the WORK or such part thereof as may be specified in the notice;

(b) allow the COMPANY or its nominee full right of access to take over the WORK or the relevant part of the WORK;

(c) assign to the COMPANY, or its nominee, to the extent desired by the COMPANY all or the relevant parts of the rights, titles, liabilities and SUBCONTRACTS relating to the WORK which the CONTRACTOR may have acquired or entered into.

In the event of termination under Clause 23.1(b) or (c) the COMPANY shall have the right to obtain completion of the WORK or the relevant part of the WORK by other contractors.

23.4 In the event of termination under Clause 23.1 (a) the CONTRACTOR shall be entitled to payment as set out in Section IV - Remuneration for the part of the WORK performed in accordance with the CONTRACT together with such other payments and fees as may be set out in that Section or such reasonable costs as agreed between the parties at the time of termination.

23.5 In the event of termination of part of the WORK in accordance with Clause 23.1 (b) the CONTRACTOR shall be entitled to payment only as set out in Section IV - Remuneration for the part of the WORK performed in accordance with the CONTRACT. Any additional costs incurred by the COMPANY as a result of such termination shall be recoverable from the CONTRACTOR.

23.6 In the event of termination of all of the WORK or the Contract in accordance with Clause 23.1 (b) or Clause 23.1 (c) the following conditions shall apply:

(a) the CONTRACTOR shall cease to be entitled to receive any money or monies on account of the CONTRACT until the costs of completion and all other costs arising as a result of the CONTRACTOR's default or other events giving rise to the termination have been finally ascertained;

(b) thereafter and subject to any deductions that may be made under the provision of the CONTRACT the CONTRACTOR shall be entitled to payment only as set out in Section IV - Remuneration for the part of the WORK completed in accordance with the CONTRACT up to date of termination and

(c) any additional costs incurred by the COMPANY as a result of the CONTRACTOR's default or other events giving rise to termination shall be recoverable from the CONTRACTOR.

23.7 In the event of termination under this Clause the CONTRACTOR shall not be relieved of any continuing obligations or liabilities under the CONTRACT or at Law.

23.8 (a) In the event of termination of the CONTRACT the rights and obligations of the parties included in the following Sections and Clauses shall remain in full force and effect:

(i) Section I - FORM OF AGREEMENT

(ii) Section II - CONDITIONS OF CONTRACT Clauses 4, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 27.

(iii) Such additional Clauses and Special Conditions of Contract (if any) as are set out in Appendix 1.1 to Section I - Form of Agreement.

(b) In the event of termination of all or any part of the WORK the whole of the CONTRACT shall remain in full force and effect.

24. AUDIT

24.1 During the course of the WORK and for a period ending two years thereafter, the COMPANY or its duly authorised representative shall have the right to audit at all reasonable times and, upon request, take copies of all of the CONTRACTOR's records (including data stored on computers), books, personnel records, accounts, correspondence, memoranda, receipts, vouchers and other papers of every kind relating to:

(a) all invoiced charges made by the CONTRACTOR on the COMPANY; and

(b) any provision of this CONTRACT under which the CONTRACTOR has obligations the performance of which is capable of being verified by audit.

In this respect the COMPANY shall not generally be entitled to investigate the make up of rates and lump sums included in the CONTRACT except to the extent necessary for the proper evaluation of any VARIATIONS.

24.2 The CONTRACTOR shall co-operate fully with the COMPANY and/or its representatives in the carrying out of any audit required by the COMPANY. The COMPANY will conduct any audit in a manner which will keep to a reasonable minimum any inconvenience to the CONTRACTOR.

24.3 The CONTRACTOR shall obtain equivalent rights of audit to those specified above from all SUBCONTRACTORS and will cause such rights to extend to the COMPANY.

25. LIENS

25.1 The CONTRACTOR shall not claim any lien, charge or the like on the WORK or on any property of the COMPANY in the possession of the CONTRACTOR or at the WORKSITE.

25.2 Without prejudice to any other provisions of this Clause, the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY from and against all liens, attachments, charges or claims by any SUBCONTRACTORS or persons alleging to be SUBCONTRACTORS in connection with or arising out of the CONTRACT.

25.3 The CONTRACTOR shall immediately notify the COMPANY of any possible lien, attachment, charge or claim which may affect the WORK or any part thereof.

25.4 If at any time there is evidence of any lien, attachment, charge or claim to which, if established, the COMPANY or its property might be subjected, whether made by any persons against the CONTRACTOR or made by any SUBCONTRACTOR or person alleging to be a SUBCONTRACTOR against the COMPANY, then the COMPANY shall have the right to withhold and/or set off or otherwise recover from the CONTRACTOR such sum of money as will fully indemnify the COMPANY against any such lien, attachment, charge or claim.

25.5 Before withholding any payment due to the CONTRACTOR in accordance with Clause 25.4, the COMPANY shall give to the CONTRACTOR a reasonable opportunity to demonstrate that the purported lien, attachment, charge or claim is either unenforceable or is covered by the provisions of an enforceable policy of insurance.

25.6 For the purpose of this Clause reference to the COMPANY shall include the CO VENTURERS and its and their AFFILIATES.

26. BUSINESS ETHICS

26.1 The COMPANY shall be entitled to terminate the WORK and to recover from the CONTRACTOR the amount of any loss or damage resulting from such a Termination if any member of the CONTRACTOR GROUP shall in relation to the CONTRACT, have committed any act whether before, on or after the date of the CONTRACT, which is an offence under the Prevention of Corruption Acts 1889 - 1916, or any statutory amendment, modification or re-enactment thereof, or would have constituted such an offence when:

(a) such member of the CONTRACTOR GROUP, not being an agent hereunder, was deemed for this purpose to be an agent; or

(b) the act, having been committed outside the United Kingdom had been committed within the United Kingdom.

27. GENERAL LEGAL PROVISIONS

27.1 Waiver

None of the terms and conditions of the CONTRACT shall be considered to be waived by either the COMPANY or the CONTRACTOR unless a waiver is given in writing by one party to the other. No failure on the part of either party to enforce any of the terms and conditions of the CONTRACT shall constitute a waiver of such terms.

27.2 Retention of Rights

Subject to the provisions of Clause 19, unless otherwise specifically stated in the CONTRACT, both the COMPANY and the CONTRACTOR shall retain all rights and remedies, both under the CONTRACT and at Law, which either may have against the other.

The CONTRACTOR shall not be relieved from any liability or obligation under the CONTRACT by any review, approval, authorisation, acknowledgement or the like, by the COMPANY.

27.3 CONTRACTOR's AFFILIATES

Any limitation of liability given by the COMPANY to the CONTRACTOR under the CONTRACT shall include the AFFILIATES of the CONTRACTOR.

27.4 Independence of the CONTRACTOR

The CONTRACTOR shall act as an independent contractor with respect to the WORK and shall exercise control, supervision, management and direction as to the method and manner of obtaining the results required by the COMPANY.

27.5 Proper Law and Language

The CONTRACT shall be construed and take effect in accordance with English Law excluding those conflict of law rules and choice of law principles which would deem otherwise, and subject to the provisions of Clause 28, shall be subject to the exclusive jurisdiction of the English Courts.

The ruling language of the CONTRACT shall be the English Language.

27.6 Notices

All notices in respect of the CONTRACT shall be given in writing and delivered by hand, by telex, by telefax, by e-mail or by first class post to the relevant address specified in Appendix 1.1 to Section I - Form of Agreement and copied to such other office or offices of the parties as shall from time to time be nominated by them in writing to the other.

Such notices shall be effective:

(a) if delivered by hand, at the time of delivery;

(b) if sent by telex or telefax, on the first working day at the recipient address following the date of sending;

(c) if sent by first class post, 48 hours after the time of posting.

27.7 Status of COMPANY

The COMPANY enters into the CONTRACT for itself and as agent for and on behalf of the other CO-VENTURERS. Notwithstanding the above:

(a) the CONTRACTOR agrees to look only to the COMPANY for the due performance of the CONTRACT and nothing contained in the CONTRACT will impose any liability upon, or entitle the CONTRACTOR to commence any proceedings against any CO-VENTURER other than the COMPANY;

(b) the COMPANY is entitled to enforce the CONTRACT on behalf of all COVENTURERS as well as for itself. For that purpose the COMPANY may commence proceedings in its own name to enforce all obligations and liabilities of the CONTRACTOR and to make any claim which any CO-VENTURER may have against the CONTRACTOR.

27.8 Entire Agreement

The CONTRACT constitutes the entire agreement between the parties hereto with respect to the WORK and supersedes all prior negotiations, representations or agreements related to the CONTRACT, either written or oral. No amendments to the CONTRACT shall be effective unless evidenced in writing and signed by the parties to the CONTRACT.

27.9 Mitigation of Loss

Both the COMPANY and the CONTRACTOR shall take all reasonable steps to mitigate any loss resulting from any breach of CONTRACT by the other party.

28. RESOLUTION OF DISPUTES

28.1 Any dispute between the COMPANY and the CONTRACTOR in connection with or arising out of the CONTRACT or the WORK shall be resolved by means of the following procedure:

(a) the dispute shall initially be referred to the COMPANY REPRESENTATIVE and CONTRACTOR REPRESENTATIVE who shall discuss the matter in dispute and make all reasonable efforts to reach an agreement;

(b) if no agreement is reached under (a) above the dispute shall be referred to the two persons named in Appendix 1.1 to Section I - Form of Agreement. Such persons are nominated one by

the COMPANY and one by the CONTRACTOR. Such persons may be replaced by the party which nominated them by notice to the other party;

(c) if no agreement is reached under (b) above the dispute shall be referred to the Managing Directors of the COMPANY and the CONTRACTOR.

28.2 In the absence of any agreement being reached on a particular dispute either party may take appropriate action in the Courts to resolve the dispute at any time.

28.3 Whilst any matter or matters are in dispute, the CONTRACTOR shall proceed with the execution and completion of the WORK and both the CONTRACTOR and the COMPANY shall comply with all the provisions of the CONTRACT.

SECTION III

SPECIAL CONDITIONS OF CONTRACT

SECTION III

SPECIAL CONDITIONS OF CONTRACT

With reference to the General Conditions of Contract enclosed in Section II above, the following Clauses are revised as follows:-

Clause 1 Definitions

Replace 1.2 with:

COMPANY GROUP shall mean the COMPANY its Contractors and Subcontractors of any tier, its CO-VENTURERS, its and their respective AFFILIATES and its and their respective officers and employees and invitees (including agency personnel), but shall not include any member of the CONTRACTOR GROUP.

Replace 1.8 with:

CONTRACTOR GROUP shall mean the CONTRACTOR, its SUBCONTRACTORS, its and their AFFILIATES, its and their respective officers and employees and invitees (including agency personnel), representatives and agents, but shall not include any member of the COMPANY GROUP.

add "1.15 "FACILITIES" shall mean all items other than the VESSEL such as offices, stores, warehouses, laboratories and things of whatsoever nature required for the performance of the WORK, together with the consumables, maintenance and spare parts of such items."

add "1.16 "VESSEL" shall mean the vessel as detailed in Section V Scope of Services, together with the consumables, maintenance and spare parts for such vessel."

add "1.17 "PARTY CHIEF" shall mean the OHM staff member appointed for the detailed planning and operation of the SERVICES.

add "1.18 "MASTER" shall mean the MASTER of the VESSEL appointed by the CONTRACTOR.

add "1.19 "SERVICES shall mean the undertaking of controlled source EM survey services.

Clause 3 REPRESENTATIVES

add "3.1. (e) Detailed planning of the Services such as alignment of survey lines and location of sampling stations shall be directed by the PARTY

CHIEF on board the VESSEL. Such planning may be adjusted or overruled by the MASTER if it compromises the safety of the VESSEL ."

Clause 4 CONTRACTOR's GENERAL OBLIGATIONS

Clause 4.4

add "Notwithstanding the foregoing, all management and supervision of the VESSEL and all associated materials, personnel and SUBCONTRACTORS shall be under the sole and exclusive control of the CONTRACTOR." to the end of the clause.

Clause 4.5

Delete the word "new".

Clause 4.8

add "such programming to be approved by the COMPANY." to the end of the clause.

Clause 11.2

Add: "and approved by the COMPANY." to the end of the sentence

Clause 13.5

Add: " CONTRACTOR's liability shall be limited to a maximum of the total contract value of the WORK.

Clause 14.6 a)

Add: "or by cheque which shall be sent to the CONTRACTOR at the following address: The Technology Centre, The Offshore Technology Park, Bridge of Don, Aberdeen, AB23 8GD, United Kingdom"

Clause 14.7

Delete first paragraph from "If the COMPANY…." to "…a disputed invoice."
And replace with:

"If the COMPANY disputes any items on any invoice in whole or in part or if the invoice is prepared or submitted incorrectly in any respect, the COMPANY shall notify the CONTRACTOR of the reasons and request the CONTRACTOR to issue a credit note for the unaccepted part or whole of the invoice as applicable. The CONTRACTOR shall not unreasonably withhold such credit note. In any case the COMPANY shall be obliged to pay the undisputed part of a disputed invoice within thirty (30) days of receipt of the invoice."

Clause 14

Add new clause:

> "14.11 A fee for "up-front" project costs (START UP FEE) will cover items specified in Section IV – Remuneration and will be payable immediately following signature of this agreement, or two weeks prior to commencement of the WORK, whichever is the later." The Start Up Fee will be credited against the Mobilisation Fee when it becomes payable

Clause 15.1(a)

Delete the word "whether" and the words "or elsewhere"

Clause 15.1(b)

Delete the word "whether" and the words "or elsewhere"

Clause 15.1(c)

Delete the word "whether" and the words "or elsewhere"

Clause 15.3

Delete this clause for work outside of UK.

Clause 16

Delete clauses 16.2 and 16.3

Add new clause:

> " 16.2 The COMPANY shall have the sole right to and exclusive use of all data, and documents, such as tapes, information, reports, maps, samples and all other material compiled or produced by the CONTRACTOR in the performance of the WORK.

Clauses 17.3, 17.4, 17.5 and 17.6

Delete in its entirety.

Clause 19.1

add "(d) any and all fines, claims, liabilities, damages, costs, penalties and expenses resulting from the CONTRACTOR's breach or alleged breach of laws and regulations."

Clause 19.2

add "(d) any and all fines, claims, liabilities, damages, costs, penalties and expenses resulting from the COMPANY's breach or alleged breach of laws and regulations."

Clause 23.6 (c)

Add " CONTRACTOR's liability shall be limited to a maximum of the total contract value of the WORK.

Clause 26.2

Add new clause:

" The CONTRACTOR shall similarly be entitled to terminate the WORK and to recover from the COMPANY the amount of any loss or damage resulting from such a termination if any member of the COMPANY GROUP shall in relation to the CONTRACT have committed any act which is an offence as detailed in Clause 26.1 above.

Clause 27

Amend 27.6 Notices

Delete the words "by telefax" in the second line and the whole of sub-clause (b). Insert a new paragraph at the end of the Clause: "Notwithstanding the foregoing, a notice given by fax or email shall be deemed to be a notice properly given if the recipient has positively confirmed that it has been received in a complete and intelligible form; and shall be effective on such confirmation being given."

add "27.10 Successors in Interest

The provisions of the CONTRACT shall accrue to the benefit of and be binding upon the successors, assignees and nominees of the parties to the CONTRACT."

Clause 29

add "29.4 Business Ethics

The CONTRACTOR shall inform COMPANY as soon as possible of any matter which could give rise, or which could be perceived to give rise, to a conflict of interest in the CONTRACTORS dealings with the COMPANY or third parties.

INVOICING AND PAYMENT

4.1 The CONTRACTOR shall submit the original plus 1 copy of the invoice and supporting documentation, pursuant to Clause 14 of Section II General Conditions of Contract and as amended by Section III Special Conditions of Contract, to the COMPANY at the following address:

COMPANY ADDRESS

4.2 The CONTRACTOR shall state on the invoice the following details:
OHM Survey 07 – "contract number"

4.3 Payment Schedule:

Invoices will be raised for the work as follows:

-
- 250,000 gbp Invoiced 7 days prior to the start of the survey with a 7 day payment period.
- 220,000 gbp Invoiced on completion of the survey with a 7 day payment period

30,000 gbp Data processing and inversion charges are to be invoiced upon delivery of results.

SECTION V
SCOPE OF SERVICES

SECTION IV

REMUNERATION

Schedule of charges

Survey Operations

#	Description	Unit	Rate (GBP)
1	Mobilisation, demobilisation to Stanley	Lumpsum	50,000
2	Survey acquisition as described in the scope of work	Lumpsum	390,000
3	Transit	Lumpsum	30,000
4	Operational day rate for extension to the survey	Per DAY	68,000

Post Survey

#	Description	Unit	Rate (GBP)
1	Data processing	Per survey	15,000
2	2.5D CSEM Inversion	Per Inversion	15,000
3	Advanced 2.5D CSEM inversion options:	Advanced option inversions, following initial 2.5D CSEM inversion for each line	
	Amplitude and Phase inversion		14,800
	OHM2D Prej: incorporating prejudices from seismic data		14,000

GBP = UK sterling

Notes

1. The prices quoted are exclusive of any taxes or importation costs.

Section V: Scope of Services

1.0 Introduction

The purpose of the survey is to use the CSEM technique to investigate a geological structures for evidence of resistive layers consistent with the presence of hydrocarbon charged reservoirs.

2.0 Resources and Equipment

The key elements to be supplied to carry out the survey are as follows:

1. Pre-survey geological modelling to design the detailed survey parameters
2. A suitable survey vessel capable of safely conducting the envisaged operations.
3. Positioning equipment capable of accurately positioning the survey vessel, and the deployed underwater equipment.
4. A suitable high power electromagnetic transmitter
5. A number of suitable subsea electric field measuring and logging systems.
6. Ancillary systems to provide temperature, salinity and instrument orientation measurements.

3.0 Survey area

The survey is to be located in the Moray Firth Centered on 21st Fox Energy & Mining's Block 12/23b (P 1398 Licence) and performed under an agreement between 21st Fox Energy & Mining and COMPANY; and acquired under the DTI's Pon 14 consent reference number 1376.

XY co-ordinates of the proposed survey line will be provided by COMPANY.

The schedule of charges survey costs are based upon the following survey parameters:

- Length of source tow line – 40km
- Length of receiver line – 20km
- Number of receivers – 20
- Water depth approx 80m

4.0 Post Survey Deliverables

CONTRACTOR shall provide the following on completion of the survey. Unless specified herein, time scales for delivery shall be agreed between COMPANY and CONTRACTOR in writing prior to start of the work. Maps and plots shall clearly indicate all geodetic and projection parameters.

(a) Daily reports indicating Survey progress, lines acquired, Survey downtime and the causes thereof, Survey standby and the causes thereof and other technical and nautical data that COMPANY may require.

(c) Field data showing the position of the receivers and source in relation to each other and the vessel.

(e) Bathymetric data on a continuous basis to include a corresponding date and time for each record.

(f) Position coordinates for all deployed receivers.

(g) Position data for vessel, source and dipole for each survey line in UKOOA P190 format.

(i) One copy of final Operations Report

(j) One copy of final Interpretation Report

5.0 Survey vessel

Vessel name	: OHM Express
Flag	: Norwegian International
Classification	: DnV +1A1, Ice C, EO Naut-b
Length	: 110 m
Beam	: 17.5 m
Draft	: 6.2 m

The following clauses, along with the project specific SURVEY PLAN, define the acquisition parameters and conditions under which CSEM operations are to be carried out.

6.0 Mobilisation Requirements

During mobilisation CONTRACTOR shall undertake the following and inform COMPANY representative of the results before sailing:

- DGPS configuration dockside check
- Vessel offsets
- Gyro Compass calibration
- Echo sounder verification
- Sample datum transformation calculation (satellite datum to local datum and vice versa if applicable)

When on location during deployment CONTRACTOR shall provide the following:

- Results of on-site USBL calibration
- Location of all deployed receivers
- Printout of all survey parameters from navigation systems
- Configuration diagram of source and streamers

Acquisition Procedures and Minimum Line Lengths

Line run-ins/outs distance shall be as per SURVEY PLAN
Lines shot in multiple parts shall have suitable overlap of 3 Kms.

Line numbering convention and survey identifying numbers and characters, shall be agreed in accordance with OHM specification.

7.0 Acquisition Specification - Source

The source and configuration shall be as per SURVEY PLAN.

Source Requirements

The following source parameters are recorded by the SOURCE LOGGING SYSTEM
Current
Voltage
Altimeter
Pressure Sensor
Conductivity / Temperature / Depth

Surveying will not commence if:

1. The SOURCE LOGGING SYSTEM is not operational

2. The output waveform amplitude is not in accordance with SURVEY PLAN

3. The source height is not in accordance with SURVEY PLAN

4. Dipole feather angle is not in accordance with SURVEY PLAN

5. Dipole pitch is not in accordance with SURVEY PLAN

Surveying will not continue on a line if:

1. The SOURCE LOGGING SYSTEM is not operational for more than 1 minute

2. The output waveform is not in accordance with SURVEY PLAN for more than 1 minute

3. The source height is not in accordance with the SURVEY PLAN

4. Transmission is interrupted for more than 1 minutes

5. Dipole feather angle is not in accordance with SURVEY PLAN

6. Dipole pitch is not in accordance with SURVEY PLAN

8.0 Acquisition Specifications - Receivers

The receiver layout will be as per the SURVEY PLAN.

Receiver Requirements

Receiver positioning tolerances will be as per the SURVEY PLAN.

Receiver data will be invalid if:

1. The receiver fails to be recovered.

2. The receiver fails to log during the source transmission on any required channel as per the SURVEY PLAN

3. Receiver technical specifications as exceeded.

4. Receiver data on all required channels does not pass OHM RECEIVER QUALITY TESTS.

Invalid receivers may lead to the requirement for a re-shoot as per the SURVEY PLAN

The decision to re-shoot will then be decided by the OHM QC geophysicist who will take into account the impact the reduced dataset will have on constraint of the target.

9.0 Acquisition Specifications - Navigation Systems

Navigation System Requirements

The systems shall be able to determine in real time the location of the following:

- vessel (x,y)
- receivers (x,y,z)
- Source & dipole (x,y,z)

by integration of satellite positioning data and USBL acoustic data

DGPS Requirements

The following criteria shall govern the operation of the DGPS. Individual records with one or more of the following shall be considered out of specification..

For vessel positioning:

- The semi-major axis of the one Sigma error ellipse exceeds 5 metres
- A minimum of 5 satellite vehicles are used to compute the position (4 satellites <u>may</u> be used with height aiding subject to the height aiding criteria below)
- Less than 2 reference stations are monitored
- Positions derived by each reference station shall agree to within ±2 metres in eastings and ±2 metres in northings (3 metres radial) of each other
- PDOP < 4
- Minimum Elevation mask shall be 10°

Work shall cease if differential corrections are not received or updated for more than 20 seconds. However a line may be completed if CONTRACTOR has the means to acquire and apply the pseudo range correction data at a later stage.

Whenever possible the maximum available number of healthy satellites which meet minimum elevation criteria shall be used in any computation.

Height Aiding

Height aiding may only be used if:

- the physical variation in antenna height due to tide, pitch, roll and heave, is less than 2 metres
- an average ellipsoid height has been determined from a statistically analysed dataset of continuous readings whose standard deviations are less than 2m
- it's use is minimal and in any case for never more than 30 minutes on any single survey line.

USBL Acoustics Requirements

The USBL positioning system will be a principal element of CSEM source and sea-floor receiver positioning. The sea-floor receivers will be positioned immediately after deployment.

In order for data acquisition to begin on a source line the following USBL minimum conditions must be met:

- At least one beacon must be transmitting acceptable data from the source
- At least one beacon must be transmitting acceptable data from the tail float
- At least one out or two streamer beacons, either middle or tail, must be transmitting acceptable data
- Errors in the accuracy / repeatability of the filtered corrected output from the USBL system exceed 2% of slant range.

In order for data acquisition to continue along a source line the following USBL minimum conditions must be met:

- At least one beacon must be transmitting acceptable data from the source
- At least one beacon must be transmitting acceptable data from the tail float
- At least one out of two streamer beacons, either middle or tail, must be transmitting acceptable data
- Errors in the accuracy / repeatability of the filtered corrected output from the USBL system exceed 2% of slant range.

If USBL conditions do not meet the above conditions, acquisition must not continue.

Echo Sounder Minimum Requirements

A digital echo sounder suitable for the survey water depths shall be available throughout the survey.
The echosounder must not be inoperative for more than 5km.

The unit will be calibrated in accordance with manufacturers specifications.

A nominal velocity of 1500 m/sec shall be used for depth measurement by echo sounder.

Readings will not be draft compensated (i.e. depths referenced to transducer depth).

Temperature and Salinity Meter Requirements

A properly calibrated and working temperature and salinity meter shall be available throughout the survey to determine a velocity of sound in water for use with the USBL acoustics and echo sounder.

Readings will be taken regularly as required and in any case immediately prior to recording. For receiver acoustics and bathymetry purposes, readings will be taken over the entire water column.

Gyro Compass Requirements

Vessel navigation and positioning systems will be deemed out of specification if survey gyro on survey vessel is inoperative or erratic at any time during survey line.

10.0 Post Survey Deliverables

CONTRACTOR shall provide the following on completion of the survey. Unless specified herein, time scales for delivery shall be agreed between COMPANY and CONTRACTOR in writing prior to award of the work. Maps and plots shall clearly indicate all geodetic and projection parameters.

(a) Daily reports indicating Survey progress, lines acquired, Survey downtime and the causes thereof, Survey standby and the causes thereof and other technical and nautical data that COMPANY may require.

(b) Field data tapes bearing date, receiver ID and line no. shall be delivered to COMPANY'S nominated address within agreed timescales after completion of the survey.

(c) Field data showing the position of the receivers and source in relation to each other and the vessel.

(e) Bathymetric data on a continuous basis to include a corresponding date and time for each record.

(h) Position coordinates for all deployed receivers.

(i) Position data for vessel, source and dipole for each survey line in UKOOA P190 format.

(ii) One copy of final Operations Report

(j) One copy of final Interpretation Report

SECTION VI
HEATH, SAFETY AND ENVIRONMENT

OHM QHSE management system

The HSE aspect of the works will be carried out under the auspices of the OHM QHSE management system. This is an integrated safety and quality management system adopting best geophysical practice and based on OGP guidelines. The system has been recently audited by recognised industry auditors, and was found to be consistent with industry standards. A copy of the OHM QHSE and the recent audit can be made available.